UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2014

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 VERSO PAPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On June 13, 2014, the New York Stock Exchange, or “NYSE,” notified Verso that we have achieved early compliance with the NYSE’s market capitalization continued listing standard. The NYSE requires, among other things, that Verso maintain an average market capitalization over a consecutive 30 trading-day period of at least $50 million. As of the close of trading yesterday, Verso’s average market capitalization over the prior 30 consecutive trading days was approximately $133 million. The NYSE stated in the notice that its decision was based on Verso’s consistent positive performance with respect to the business plan that we submitted to the NYSE in January 2014 and our achievement of compliance with the NYSE’s minimum market capitalization requirement over the past two quarterly review periods. The NYSE originally had permitted Verso until February 2015 in which to regain compliance with the market capitalization continued listing standard. As a result of this development, Verso is no longer facing delisting from the NYSE.

On June 17, 2014, Verso issued a press release announcing the developments disclosed in this report. A copy of our press release is included as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibit is included with this report:

Exhibit
Number	Description

99.1	Press release issued by Verso Paper Corp. on June 17, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 17, 2014

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by Verso Paper Corp. on June 17, 2014.